UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 4, 2010

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Skinny Nutritional Corp. (the “Company”) has entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors pursuant to which the Company agreed to issue and sell to the investors and the investors agreed to purchase from the Company an aggregate of 6,416,660 shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company and warrants to purchase an additional 6,416,660 shares of Common Stock (the “Warrants” and together with the Common Stock, the “Securities”). Additional information required to be disclosed in this Item 1.01 concerning these transactions is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, the Company had commenced a private offering in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder (the “Offering”) pursuant to which it offered an aggregate amount of $2,000,000 of Securities. On May 24, 2010, the Company terminated further selling efforts in connection with the Offering and accepted an additional $385,000 of subscriptions as of such date. The Company held a final closing of the Offering on June 4, 2010 and issued an aggregate 6,416,660 shares of Common Stock and 6,416,660 Warrants to investors in the final closing. The Company received an aggregate amount of $1,600,000 in gross proceeds from the Offering. The Securities were sold together such that each purchaser will receive one Warrant for each share of Common Stock it purchases in this Offering. The purchase price per share of Common Stock and Warrant is $0.06.The Warrants are exercisable at an exercise price of $0.10 per share during the period commencing on the issue date of the Warrant and expire 24 months from the initial exercise date and are redeemable in certain circumstances. The total net proceeds derived from the Offering, after payment of offering expenses and commissions, are approximately $1,400,000. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes.

The Company agreed to pay commissions to registered broker-dealers that procured investors in the Offering of 10% of the proceeds received from such purchasers and to issue such persons warrants to purchase such number of shares as equals 10% of the total number of shares of Common Stock sold in the Offering to investors procured by them. Such warrants shall be exercisable at a per share price of $0.10 and otherwise be on the same terms and conditions as the Warrants. The Company engaged Philadelphia Brokerage Corporation (“PBC”) as the placement agent for the Offering. Total commissions paid to PBC were $160,000 and the Company will issue to PBC, or its designees, a total of 2,666,666 warrants.

The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Based on the representations made in the transaction documents, the Company believes that the investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any the Company’s securities, nor shall there be any sale of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. This disclosure is being issued pursuant to Rule 135c of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description

	4.1	Form of Warrant
	10.1	Form of Subscription Agreement
	10.2	Form of Supplement No. 1 to Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Donald J. McDonald
Name: Donald J. McDonald
Title: Chief Financial Officer
Date: June 4, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Form of Supplement No. 1 to Subscription Agreement